EXHIBIT 23-B

                    Consent of Independent Public Accountants

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of SBC Communications Inc. on Form S-3 of our report dated January 21, 1999 on our audits of the consolidated financial statements and financial statement schedule of Ameritech Corporation as of December 31, 1998 and for each of the two years in the period then ended, which is included in SBC's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to our firm under the caption "Experts".


                                            ARTHUR ANDERSEN LLP

Chicago, Illinois
May 11, 2000